Exhibit 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Form 8-K of our report dated January 29, 2001 included in Spieker Properties, L.P.’s Form 10-K/A for the year ended December 31, 2000 into EOP Operating Limited Partnership’s previously filed Registration Statement File No’s 333-43530, 333-47754, 333-58689, and 333-58976.

San Francisco, California
June 28, 2001